The UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016

Giga-tronics Incorporated

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-12719 (Commission File No.)	94-2656341 (IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 328-4650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Giga-tronics Incorporated (the “Company”) is party to an Asset Purchase Agreement dated November 25, 2015 with Spanawave Corporation under which Spanawave agreed to purchase certain product lines and associated business and assets from the Company. As previously announced, the Company and Spanawave have been engaged in a dispute over their respective rights and obligations under the agreement and have negotiated in an effort to resolve the dispute. The agreement calls for an aggregate purchase of $1,500,000 plus the value of inventory. The company has received $375,000, against a contract price of $750,000, plus certain inventory payment for phases 1 through 5 of the subject businesses. Because of the dispute, phase 6, which has a contract price of another $750,000 plus the value of inventory, has not commenced. On August 19, 2016, Spanawave filed an action against the Company in Contra Costs Superior Court for alleged breach of contract and alleged breach of the implied covenant of good faith and fair dealing. The complaint seeks specific performance of the agreement and damages. The parties may continue to negotiate in an effort to settle the dispute notwithstanding the filing. The Company believes that it has meritorious defenses, including that it has complied with all of it material obligations under the agreement. The Company intends to defend against these claims and to file a cross-complaint alleging breach of contract and related causes of action seeking appropriate relief from Spanawave.

The Company is also a party to successive Distributorship Agreements dated June 29, 2013, and January 4, 2014, as amended, with Spanawave’s parent company Liberty Test Equipment, Inc.. The Distributorship Agreement appoints Liberty Test as exclusive distributor within a defined territory for certain Company products. On August 25, 2016, Liberty Test filed an arbitration claim under the Distributorship Agreement with JAMS. The claim asserts that on unspecified dates in 2013 and 2014, the Company engaged in direct sales of certain unidentified products to unidentified purchasers, for which Liberty is entitled to at least $440,000 in damages. Liberty made similar claims in May 2015. The Company denied that the subject products were covered by the Distributorship Agreements, and the parties reached a resolution, under which the Company had no further liability. The Company believes the claims are covered by that resolution. The Company intends to defend this arbitration claim.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2016	GIGA-TRONICS INCORPORATED

	By:	/s/ William J. Thompson
Acting Chief Executive Officer